STATE OF NEVADA

FRANCISCO V. AGUILAR
Secretary of State

C. MURPHY HEBERT
Chief Deputy Secretary of State

DEANNA L. REYNOLDS
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Business Entity - Filing Acknowledgement

04/17/2026

Work Order Item Number:	W2026041700574-5167231
Filing Number:	20265679809
Filing Type:	Amendment After Issuance of Stock
Filing Date/Time:	4/17/2026 8:44:00 AM
Filing Page(s):	3

Indexed Entity Information:

Entity ID: C2925-1996

Entity Name: INTEGRAL TECHNOLOGIES, INC.

Entity Status: Active

Expiration Date: None

Commercial Registered Agent

C T CORPORATION SYSTEM**

701 S CARSON ST STE 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FVAguilar

FRANCISCO V. AGUILAR
Secretary of State

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number C2925-1996
[signature]	Filing Number 20265679809
Secretary of State State Of Nevada	Filed On 4/17/2026 8:44:00 AM
	Number of Pages 3

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State: INTEGRAL TECHNOLOGIES, INC.

Entity or Nevada Business Identification Number (NVID): NV19961079138

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ______
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 51%

Or ☐ No action by stockholders is required, name change only.

☐ Officer's Statement (foreign qualified entities only) -
Name in home state, if using a modified name in Nevada: ______

Jurisdiction of formation: ______

Changes to takes the following effect:

- ☐ The entity name has been amended.
- ☐ The purpose of the entity has been amended.
- ☐ The authorized shares have been amended.
- ☐ Other: (specify changes)
- ☐ Dissolution
- ☐ Merger
- ☐ Conversion

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☒ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) Article FOURTH of the Articles of Incorporation, has been amended in accordance with Exhibit A attached hereto. (attach additional page(s) if necessary)
6. Signature: (Required)	X DocuSigned by: DOUG BATHAUER — Signature of Officer or Authorized Signer; Chief Executive Officer and Chief Financial Officer — Title X ______ Signature of Officer or Authorized Signer; Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

EXHIBIT A

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION OF INTEGRAL TECHNOLOGIES, INC.

Integral Technologies, Inc. (the "Corporation"), a corporation organized and existing under the Revised Statutes of the State of Nevada (the "Nevada Revised Statutes"), hereby certifies as follows:

1. Pursuant to Sections 78.385 and 78.390 of the Nevada Revised Statutes, the amendment herein has been duly approved by the Board of Directors and the holders of the majority of the outstanding voting power of the Corporation.

2. Article FOURTH of the Articles of Incorporation, as amended, is hereby amended to increase the number of authorized shares of common stock as follows:

2,000,000,000 shares of common stock, $0.001 par value; and

Article FOURTH of the Articles of Incorporation, as amended, is hereby further amended to add the following paragraph immediately after the first paragraph:

> "At 4:01 p.m. Eastern Time, on April 16, 2026 (the "Effective Time"), each eight shares of common stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of common stock (the "Reverse Stock Split"). No fractional shares shall be issued in connection with the Reverse Stock Split. To the extent that any shareholder shall be deemed after the Effective Time as a result of these Articles of Amendment to own a fractional share of common stock, such fractional share resulting from the Reverse Stock Split shall be rounded up to the nearest whole share. Each certificate that immediately prior to the Effective Time represented shares of common stock ("Old Certificates"), shall, automatically and without the necessity of presenting the same for exchange, thereafter represent that number of shares of common stock into which the shares of common stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above."

3. These Articles of Amendment to the Articles of Incorporation were duly adopted and approved by the Board of Directors and shareholders of the Corporation on the 23rd day of March, 2026 in accordance with Sections 78.385 and 78.390 of the Nevada Revised Statutes.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to Articles of Incorporation as of the 16th day of April 2026.

INTEGRAL TECHNOLOGIES, INC.

DocuSigned by:
DOUG BATHAUER

Name: Douglas Bathauer
Tile: Chief Executive Officer

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

INTEGRAL TECHNOLOGIES, INC.

Nevada Business Identification # NV19961079138
Expiration Date: 02/28/2027

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.

License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 04/17/2026.

FRANCISCO V. AGUILAR
Secretary of State

Certificate Number: B202604176628267
You may verify this certificate
online at https://www.nvsilverflume.gov/home